EXHIBIT A

National Asset Management, Inc.

Code of Ethics

1.

Statement of Standards

This Code of Ethics (the “Code”) sets forth the basic policies of ethical conduct for all supervised persons, which include directors, officers, employees and investment advisory representatives of National Asset Management, Inc. (“NAM”).

While NAM is confident of its supervised person’s integrity and good faith, there are certain instances where supervised persons possess knowledge regarding present or future transactions or have the ability to influence portfolio transactions made for its clients in securities in which they may have a personal interest. In these situations, personal interest may conflict with that of NAM’s clients.

In view of the above, NAM has adopted this Code of Ethics to establish reporting requirements and enforcement procedures designated to prohibit potential conflicts of interest.

A.

Statement of General Principles

NAM and its supervised persons have fiduciary duties to clients and must act at all times consistent with their fiduciary obligations. In recognition of the trust and confidence placed in NAM by its clients and to stress its belief that its operations are directed to the benefit of its clients, NAM has developed and adopted the following general principles to guide its supervised persons:

•

The interests of the clients are paramount and all supervised persons of NAM must conduct themselves in such a manner that the interests of the clients take precedence over all others.

•

All personal securities transactions by supervised persons of NAM must be placed in such a way as to avoid any conflict between the interest of NAM’s clients and the interest of any associated person of NAM.

•

All supervised persons of NAM must avoid actions or activities that allow personal benefit or profit from their position with regard to NAM’s clients.

•

All supervised persons will at all times comply with federal securities laws.

•

Any potential violations of this Code of Ethics must be promptly reported to the Chief Compliance Officer.

NAM Code of Ethics, Adopted August 13, 2013

A.

Conflicts of Interest

It is the policy of NAM that supervised persons should be free from any direct or indirect interest, activity or association with any entity that could possibly conflict with the interests of NAM or its clients. Underlying this policy are two principles:

•

No supervised person should have, or acquire, any direct or indirect interest, activity or association, which influences or interferes with, or which might or could be thought to interfere with or influence the independent exercise of his judgment in the best interest of NAM.

•

No supervised person should personally profit, or seek to profit, directly or indirectly, from opportunities or business information that are available to, or obtained by, him as a result of his position with NAM.

Direct or indirect interests include but are not limited to agency relationships, trusts, corporations, partnerships and interests held by family members.

2.

Definitions

A.

“Access Person” means any supervised person (including all directors, officers, employees and investment advisory representatives):

•

Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

•

Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

All directors, and advisory representatives are presumed to be Access Persons.

B.

"Beneficial ownership"

Supervised persons are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities, whether directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise. Supervised persons have a pecuniary interest (the opportunity, directly or indirectly, to profit or share in profits) in securities if they have the ability to directly or indirectly profit from a securities transaction. The following are examples of indirect pecuniary interests in securities:

•

Securities held by members of supervised persons’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•

Supervised persons’ interests as a general partner in securities held by a general or limited partnership;

•

Supervised persons’ interests as a manager/member in the securities held by a limited liability company;

•

Certain rights to performance related fees, rights to dividends that are separable from the underlying security;

•

Rights to acquire securities, whether or not presently exercisable; and

•

Certain interests in securities held by a trust (whether as trustee or beneficiary).

Supervised persons do not have an indirect pecuniary interest in securities held by entities in which they own securities if they are not a controlling shareholder and do not have or share investment control over the entity’s portfolio.

If any supervised person has a question about whether he or she beneficially owns a security, he or she should consult NAM’s Chief Compliance Officer.

A.

An “Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

B.

A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

C.

A “Purchase or sale” for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.

D.

A “Reportable Fund” means (a) any fund for which NAM or any affiliate of NAM serves as an investment adviser, and (b) any fund for whom any affiliate of NAM is the principal underwriter.

E.

A “Reportable Security" means any security other than (a) direct obligations of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (c) shares issued by money market funds; (d) shares issued by open-end mutual funds other than   reportable funds (as defined above), (e) shares issued by unit investment trusts  that are invested exclusively in one or more open-end funds, none of which are reportable funds (as defined below).

The following are securities for purposes of complying with this policy: Any note, stock, treasury security, stock security future, bond, closed-end mutual fund, exchange-traded fund, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any options, puts, calls, straddles on securities or foreign currency or any rights or warrants to purchase any of these instruments, or in general, any interest or instrument commonly known as a security.

F.

A “Supervised person” means any director, officer, employee or advisory representative of NAM.

3.

Restrictions Applicable To Supervised Persons

Supervised persons must maintain the confidentiality of the identity of clients, securities recommendations and client securities holdings and transactions and not use any such information to personal advantage. Such information may not be disclosed to persons within the Company except as they may need to know it to fulfill their responsibilities to NAM or the client.

“Material inside information” is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company’s securities.

Supervised persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

No supervised persons shall, in connection with the purchase or sale, directly or indirectly:

1.

employ any device, scheme or artifice to defraud;

2.

make any untrue statement of a material fact or omit to state a material fact;

3.

engage in any act, practice or course of business which would operate as a fraud or deceit;

4.

engage in any manipulative practice; or

5.

trade ahead of or in conflict with investment recommendations.

4.

Reporting Requirements

A.

Reporting.  Each Access Person of NAM shall submit the following reports in the forms attached hereto as Exhibits A-D to the CCO showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

•

Initial and Annual Holding Report. New NAM Access Persons are required to report all of their personal securities holdings not later than 10 days after the commencement of their association or within 10 days after they otherwise become an Access Person (See Exhibit B for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes associated or otherwise becomes an Access Person.

Existing Access Persons are required to provide NAM with a complete list of securities holdings on an annual basis, or on or before February 14th of each year for the year ending December 31st. The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due to be submitted. (See Exhibit D for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and (c) the date the Access Person submits the report.

•

Periodic Reports. Quarterly Transaction Reports. Access Persons shall be required to instruct their broker-dealers to send to NAM account statements of the Access Person, which shall be received by the Chief Compliance Officer no later than thirty (30) days after the end of each calendar quarter.    It is the Access Person’s responsibility to (a) ensure the CCO receives the statements containing all information otherwise required in quarterly transaction reports (see below), and (b) submit a quarterly transaction report (attached as Exhibit C) reflecting new accounts, and any information not contained in the statements. If an Access Person’s only accounts are held with NAM’s affiliated broker-dealer, National Securities Corporation, the Access Person can notify NAM as such on his/her initial or updated holding report, and provide consent thereon for NAM to obtain the report from NSC. If an Access Person’s trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), such transactions must be reported separately on the quarterly personal securities transaction report.  If required, quarterly transaction reports must be submitted not later than 30 days after the end of each calendar quarter and shall contain at least the following information for each transaction in a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:  (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. Access Persons are reminded that they must also report transactions by members of the Access Person’s immediate family including spouse, children and other members of the household.

B.

Exceptions From Reporting. Rule 204A-1 excepts from reporting requirements:

•

Transaction reports for transactions effected pursuant to an automatic investment plan.  An “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

•

Any report with respect to securities held in accounts over which the person had no direct or indirect influence or control.

C.      Notification. The Chief Compliance Officer shall notify each Access Person that such person is subject to reporting requirements.

5.

Review and Enforcement

A.

Review.

(1)

The Chief Compliance Officer will have primary responsibility for ensuring that NAM’s Code of Ethics is distributed and reports received. The designated supervisors and the CSO shall review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics. The review will assess whether the Access Person is trading for his/her own account in the same securities he/she is trading for clients, periodically analyze the Access Person’s trading for patterns that may indicate abuse, including market timing, and investigate any substantial disparities between the quality of performance and percentage of trades that are profitable when the Access Person trades for his/her own account and when he/she trades for clients and report any suspicious activity to the CCO.

(2)

If the Chief Compliance Officer determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief Compliance Officer may give such person an opportunity to supply additional information regarding the transaction in question.

B.

Enforcement.

(1)

If the Chief Compliance Officer determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Board of Directors of NAM. The Directors, with the exception of any person whose transaction is under consideration, shall take such actions, as they consider appropriate, including imposition of any sanctions that they consider appropriate.

            (2)        No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

(3)

Any supervised person who becomes aware of a violation of the Code must report the violation to NAM’s Chief Compliance Officer promptly.

1.

Restrictions

Initial Public Offerings and Limited Offerings. No Access Person shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the Chief Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The Chief Compliance Officer shall (a) obtain from the Access Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a Client; and (b) conclude, after consultation with a portfolio manager (who has no personal interest in the issuer of the limited offering or IPO), that no Clients have any foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Exhibit E for a copy of the Limited Offering and IPO Request and Reporting Form.

Additional Restrictions and Requirements

1.

No supervised person shall accept or receive any gift in excess of $100 value during any 12 month period from any person or entity that does business with or on behalf of NAM.

2.

No supervised person may accept a position as a director, trustee or general partner of a publicly traded company unless such position has been presented to and approved by NAM.

7.

Records

NAM shall maintain records in the manner and to the extent set forth below:

A.

A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

B.

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

C.

A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by NAM for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

D.

A list of all persons who are, or within the past five years have been, Access Persons;

E.

A record of all written acknowledgments for each person who is currently or within the past 5 years was a supervised person; and

F.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

8.

Miscellaneous

A.

Confidentiality. All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

B.

Delivery of Code; Educating Supervised  Persons About the Code of Ethics. The Chief Compliance Officer will provide each supervised person and Access Person a copy of the Code of Ethics and any amendments. Each supervised person will be required to acknowledge in writing his/her receipt of the documents and to certify that they have read and understood the Code of Ethics (Exhibit A).

C.

Training. The Chief Compliance Officer will conduct periodic orientation or training sessions with new and existing supervised persons to remind them of their obligations under the code.

D.

Amendment; Interpretation of Provisions. The Chief Compliance Officer will review this Code of Ethics at least annually to determine the adequacy of the Code. The CEO of NAM may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics, as deemed appropriate.

E.

Amendment to Form ADV. NAM is required to describe the Code of Ethics to clients and, upon request, to furnish clients with a copy of the Code of Ethics.

F.

Certification of Compliance with Code of Ethics. Each supervised person is required to certify annually that they have read and understand this Code of Ethics. They must further certify that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported.

Exhibit A

NATIONAL ASSET MANAGEMENT, INC.

CODE OF ETHICS CERTIFICATION

National Asset Management, Inc. uses a certification process to emphasize to each supervised person the requirement to read and understand the code of ethics policy and to remind them of their obligations under the code. By signing this form, the individual acknowledges reading, understanding, and complying with the provisions in this policy.

I acknowledge that I have read this document and understand the contents. To the best of my knowledge, I am in full compliance with all applicable provisions of this policy.

Date:  ______________________

____________________________________

Signature

____________________________________

Print Name

Exhibit B

NATIONAL ASSET MANAGEMENT, INC.

CODE OF ETHICS Initial Holdings Report

As of the below date, I maintained the following accounts which held securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to NAM’s Code of Ethics:

Broker/Dealer or Bank Where Account Was Established	Account Number

As of the below date, I held the following position in these Reportable Securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to NAM’s Code of Ethics:

Security	No. of Shares	Principal Amount	Broker/Dealer Where Account is Held

Note: this report (i) excludes holdings, with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

If I hold accounts with National Securities Corporation, I hereby consent for National Asset Management, Inc. to obtain copies of account statements for those accounts.

Date:  ____________________________

Signature:  _________________________

Exhibit C

NATIONAL ASSET MANAGEMENT, INC. CODE OF ETHICS

Quarterly Report

For the Calendar Quarter Ended_________________

Account Report (required each quarter)

During the quarter referred to above, the following accounts were established or maintained for securities in which I may be deemed to have a direct or indirect beneficial ownership required to be reported pursuant to NAM's Code of Ethics (If I hold accounts with National Securities Corporation, I hereby consent for National Asset Management, Inc. to obtain copies of account statements for those accounts).

Broker Dealer or Bank Where Account was Maintained/Established	Account Number	Was Account Established During the Quarter? Referenced Above? (Yes/No)	If Yes, Date Account Was Established

Transaction Report (required only if all transactions are not reported to NAM on quarterly statements)

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to NAM's Code of Ethics:

Security (including ticker or CUSIP, interest and maturity date, if any)	Date of Transaction	No. of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Name of Broker, Dealer or Bank, and Account where the transaction was Effected, if applicable

Date: ____________   Name:  _______________________

Signature:  ________________________________

Note: If you had no transaction to report during the quarter (i.e., all transactions were reported to NAM on quarterly account statements), please write “none” on this section of the form, sign it and submit it. This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Exhibit D

NATIONAL ASSET MANAGEMENT, INC.

CODE OF ETHICS ANNUAL HOLDINGS REPORT

As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to NAM's Code of Ethics:

Security	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

If I hold accounts with National Securities Corporation, I hereby consent for National Asset Management, Inc. to obtain copies of account statements for those accounts.

Date:  ____________________________

Signature:  _________________________

Exhibit E

NATIONAL ASSET MANAGEMENT, INC.

CODE OF ETHICS

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

___________________________________

Type of Security:

___________________________________

Public Offering Date:

___________________________________

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this limited offering or IPO to profit improperly from my position as an NAM IAR;

2.

The investment opportunity did not arise by virtue of my activities on behalf of an NAM Client; and

3.

To the best of my knowledge, no NAM Clients have any foreseeable interest in purchasing this security.

.

Furthermore, by signing below, I certify that I have read the NAM Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand that NAM reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:

_____________

Signature:

___________________________________

Print Name:

___________________________________